CONTACTS:     EDWARD J. FLETCHER
              SR. VP, FINANCE
              (203) 428-3000
                    -OR-
              JEANNETTE WHITING
              LAFORCE & STEVENS
              (212) 242-9353




             I3 MOBILE REPORTS FOURTH QUARTER & FISCAL 2002 RESULTS

             EXPENSE REDUCTIONS RESULT IN LOWER 4TH QUARTER NET LOSS



STAMFORD, CONN., FEBRUARY 13, 2003 - I3 MOBILE, INC. (NASDAQ: IIIM), the creator of Pronto and a provider of premium wireless content and services, today announced financial results for the fourth quarter and fiscal year ended December 31, 2002 as well as provided an update on its efforts to explore strategic alternatives to maximize shareholder value.

i3 Mobile reported a net loss for the fourth quarter of $4.8 million or $0.24 per share, versus the third quarter 2002 net loss of $14.8 million (which includes a non-cash write-down of fixed assets of $6.7 million) and the fourth quarter 2001 net loss of $9.6 million or $0.43 per share. For the year ended December 31, 2002, i3 Mobile reported a net loss of $41.6 million, or $1.97 per share, compared with a net loss of $28.5 million, or $1.25 per share from the prior year period.

For the fourth quarter of 2002, i3 Mobile reported revenue of $0.7 million compared with $0.9 million in last year's comparable period. For the year ended December 31, 2002, revenues totaled $3.3 million, compared with $4.6 million in fiscal 2001.

As of December 31, 2002, i3 Mobile had no debt and approximately $20.6 million in cash on-hand.

John A. Lack, the Company's President and Chief Executive Officer said, "Although 2002 was a challenging year for both i3 Mobile and the wireless sector in general, we have made significant strides in adding content and functionality to our Pronto product offering. The engagement of Kaufman Brothers in the fourth quarter has reconfirmed our belief in the increasing demand for innovative voice services in the marketplace."

Mr. Lack added, "We are encouraged by a number of opportunities that KBRO has presented to our Board of Directors and are now exploring certain of these strategic alternatives in order to enhance shareholder value."

On October 31, 2002 the Company had previously announced it had retained the services of the investment-banking firm of Kaufman Bros., L.P. to assist the Board of Directors in exploring a full range of options for the Company. i3 Mobile's goal is to

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enhance shareholder value through a potential strategic alliance, joint venture, merger or acquisition, or possible sale of the company."

Mr. Lack also noted that the Company is continuing to take steps to reduce its operating expenses and preserve its cash resources. "During the first quarter of 2003, we have taken our recurring operating burn down to approximately $1.3 million per month and may further adjust it accordingly." This reduction comes on the heels of the cost saving measures implemented during the third quarter of 2002, which included a reduction of approximately 30% of the Company's workforce and the postponement of certain marketing initiatives.


ABOUT I3 MOBILE
Since 1991, Stamford, CT.-based i3 Mobile has pioneered the concept of extending premium products and services to wireless users. In Spring 2002, the Company nationally rolled out Pronto, a premium mobile subscription information and communication service for telephones. For information about i3 Mobile and Pronto visit www.i3mobile.com.


i3 Mobile Safe Harbor Disclaimer


This news release may be deemed to include forward-looking statements as defined by applicable U.S. law and, as a result, may involve risks, uncertainties and assumptions that could cause actual results to differ materially from those in such forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect i3 Mobile's actual results include the growth rate of the market for wireless products and content services, consumer awareness of i3 Mobile's products, the timing of market acceptance of its products and services, and i3 Mobile's ability to manage its limited cash resources until it is able to generate revenues and profitable operations from its Pronto product. Although i3 Mobile's management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will in fact prove to be correct or that actual results will be different from the expectations expressed herein. A more detailed description of certain factors that could affect actual results are those discussed in i3 Mobile's Annual Report on Form 10-K and its quarterly reports on Forms 10-Q. i3 Mobile undertakes no obligation to update publicly any forward-looking statements or reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.




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                                 I3 MOBILE, INC.
                           CONSOLIDATED BALANCE SHEET
                        (IN THOUSANDS, EXCEPT SHARE DATA)



                                                                           DECEMBER 31,           DECEMBER 31,
                                                                               2002                   2001
                                                                       ----------------------  --------------------
                 ASSETS
Current assets:

Cash and cash equivalents                                                       $     20,572       $  52,612

   Accounts receivable, net of allowances                                                138             651

   Deferred advertising                                                                    -           2,245

   Prepaid expenses and other current assets                                             558             749

                                                                       ----------------------  --------------------

      Total current assets                                                            21,268          56,257


   Fixed assets, net                                                                   1,764          11,423

   Deposits and other non-current assets                                                 335             778

                                                                       ----------------------  --------------------
      Total Assets                                                              $     23,367       $  68,458
                                                                       ======================  ====================

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

   Accounts payable                                                             $      2,080       $   1,827

   Accrued liabilities                                                                 2,248           3,363

   Capital lease obligation, current portion                                               -             568

                                                                       ----------------------  --------------------

      Total Liabilities                                                                4,328           5,758
                                                                       ----------------------  --------------------

Stockholders' equity:
      Common stock: $.01 par value, 75,000,000 shares authorized;
          24,805,640 and 24,788,740 shares issued                                        248             248

      Additional paid-in capital                                                     166,945         166,919

      Notes receivable from stockholders                                                   -            (500)

      Deferred compensation                                                                -            (133)

      Accumulated deficit                                                           (140,517)        (98,871)

      Treasury stock at cost, 4,704,650 and 2,230,800 shares                          (7,637)         (4,963)

                                                                       ----------------------  --------------------

      Stockholders' Equity                                                            19,039          62,700

                                                                       ----------------------  --------------------


      Total Liabilities and Stockholders' Equity                                $     23,367       $  68,458
                                                                       ======================  ====================

                                 I3 MOBILE, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                  THREE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                  ------------------                -------------------
                                             DECEMBER 31,     DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                 2002             2001              2002              2001
                                          ----------------  ---------------    --------------    --------------

Revenue                                      $    719          $    927          $  3,317          $  4,597
                                             -----------       -----------       -----------       --------
Expenses:
  Operating                                     1,223             1,783             6,461             4,198
   Sales and marketing                          1,127             3,390            12,666             7,921
   Product development                            856             1,580             5,072             6,593
   General and administrative                   2,442             4,173            14,642            17,175
   Long-lived asset impairment                   --                --               6,731              --

                                             -----------       -----------       -----------       --------

Total expenses                                  5,648            10,926            45,572            35,887

                                             -----------       -----------       -----------       --------

Operating loss                                 (4,929)           (9,999)          (42,255)          (31,290)

Interest income, net                              (93)             (374)             (609)           (2,825)

                                             -----------       -----------       -----------       --------
Net loss                                     $ (4,836)         $ (9,625)         $(41,646)         $(28,465)
                                             ===========       ===========       ===========       ========

Net loss per share - basic and diluted       $  (0.24)         $  (0.43)         $  (1.97)         $  (1.25)
                                             ===========       ===========       ===========       ========


Share used in computing net loss per share     20,467            22,645            21,124            22,742
                                             ===========       ===========       ===========       ========
